Exhibit 21.1
SUBSIDIARY COMPANIES OF CBIZ, INC.
DECEMBER 31, 2008

State of
Company Name	Formation
CBIZ Accounting, Tax & Advisory of Atlanta, LLC	DE
CBIZ Accounting, Tax & Advisory of Boca Raton, LLC	DE
CBIZ Accounting, Tax & Advisory of Chicago, LLC	DE
CBIZ Accounting, Tax & Advisory of Colorado, LLC	DE
CBIZ Accounting, Tax & Advisory of Florida, LLC	DE
CBIZ Accounting, Tax & Advisory of Kansas City, Inc.	OH
CBIZ Accounting, Tax & Advisory of Maryland, LLC	DE
CBIZ Accounting, Tax & Advisory of New England, LLC	DE
CBIZ Accounting, Tax & Advisory of New York, LLC	DE
CBIZ Accounting, Tax & Advisory of Northern California, LLC	DE
CBIZ Accounting, Tax & Advisory of Ohio, LLC	DE
CBIZ Accounting, Tax & Advisory of Orange County, LLC	DE
CBIZ Accounting, Tax & Advisory of Phoenix, LLC	DE
CBIZ Accounting, Tax & Advisory of St. Louis, LLC	DE
CBIZ Accounting, Tax & Advisory of San Diego, LLC	DE
CBIZ Accounting, Tax & Advisory of Topeka, LLC	DE
CBIZ Accounting, Tax & Advisory of Utah, LLC	DE
CBIZ Accounting, Tax & Advisory of Wichita, LLC	DE
CBIZ Accounting, Tax & Advisory, LLC	DE
CBIZ Beatty Satchell, LLC	DE
CBIZ Benefits & Insurance Services, Inc.	MO
CBIZ BVKT, LLC	DE
CBIZ Financial Solutions, Inc.	MD
CBIZ Flex, Inc.	OH
CBIZ Gibraltar Real Estate Services, LLC	DE
CBIZ Insurance Services, Inc.	MD
CBIZ KA Consulting Services, LLC	DE
CBIZ Kessler Government Relations, LLC	DE
CBIZ MHM, LLC	DE
CBIZ MMP of Texas, LLC	TX
CBIZ M & S Consulting Services, LLC	DE
CBIZ Medical Management Northeast, Inc.	PA
CBIZ Medical Management Professionals, Inc.	OH
CBIZ Medical Management, Inc.	NC
CBIZ M.T. Donahoe & Associates, LLC	DE
CBIZ Network Solutions, LLC	DE
CBIZ Network Solutions Canada, Inc.	ONTARIO, CAN
CBIZ Operations, Inc.	OH
CBIZ Property Leasing, LLC	DE
CBIZ Retirement Consulting, Inc.	OH
CBIZ Risk & Advisory Services, LLC	DE
CBIZ SK&B, LLC	DE
CBIZ Southern California, LLC	DE
CBIZ Special Risk Insurance Services, Inc.	OH
CBIZ Tax & Advisory of Nebraska, Inc.	OH
CBIZ Technologies, LLC	DE
CBIZ Unclaimed Property Services, LLC	DE

Exhibit 21.1

CBIZ Valuation Group, LLC	DE
CBIZ West, Inc.	OH
CBIZ Western Kansas, Inc.	OH
EFL Associates of Colorado, Inc.	IN
EFL Associates, Inc.	KS
EFL Holdings, Inc.	KS
Gallery Advisors, LLC	DE
Hawthorn Financial Corporation	MO
Mahoney Cohen Family Office Services, LLC	NY
Medical Management Systems, Inc.	MI
MHM Retirement Plan Solutions, LLC	DE
OneCBIZ, Inc.	OH
TriMed Indiana, LLC	IN